UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material under §240.14a-12

VITAMIN SHOPPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vitamin Shoppe, Inc., a Delaware corporation (“Vitamin Shoppe” or the “Company”), filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on November 12, 2019, relating to the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among the Company, Franchise Group, Inc. (formerly known as Liberty Tax, Inc.), a Delaware corporation (“Parent”), and Valor Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent.

Stockholder Litigation

As previously disclosed in the Proxy Statement, the following actions were commenced by purported stockholders of the Company:

(i)	in the United States District Court for the District of New Jersey, captioned Stein v. Vitamin Shoppe, Inc., et al., Case No. 2:19-cv-18543-WJM-MF (the “Stein Complaint”);

(ii)	in the United States District Court for the District of Delaware, captioned Rosenblatt v. Vitamin Shoppe, Inc., et al., Case No. 1:19-cv-01848-UNA (the “Rosenblatt Complaint”); and

(iii)	in the United States District Court for the District of New Jersey, captioned Bell v. Vitamin Shoppe, Inc., et al., Case No. 2:19-cv-19334-WJM-MF (the “Bell Complaint”).

Since then, the following actions were commenced by purported stockholders of the Company:

(iv)	in the United States District Court for the District of New Jersey, captioned Jenkins v. Vitamin Shoppe, Inc., et al., Case No. 2:19-cv-20440-WJM-MF (the “Jenkins Complaint”); and

(v)

in the United States District Court for the District of New Jersey, captioned Visser v. Vitamin Shoppe, Inc., et al., Case No. 2:19-cv-20545-WJM-MF (the “Visser Complaint” and, together with the Stein Complaint, Rosenblatt Complaint, Bell Complaint and Jenkins Complaint, the “Complaints”).

While the Company believes that the disclosures set forth in the Proxy Statement comply fully with applicable law, in order to moot plaintiffs’ disclosure claims in the Complaints, avoid nuisance and preclude any efforts to delay closing, and provide additional information to the Company’s stockholders, the Company has determined to voluntarily supplement the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Complaints that any additional disclosure was or is required. The Company believes the Complaints are without merit.

Supplemental Disclosures to Proxy Statement

The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

Underlined text shows text being added to a referenced disclosure in the Proxy Statement and a line through text shows text being deleted from a referenced disclosure in the Proxy Statement.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure to the fourth to last paragraph on page 36 of the Proxy Statement:

During the go-shop period, at the direction of the Special Committee, representatives of BofA Merrill Lynch contacted 73 parties, including 11 strategic and 62 financial parties. Four of these parties entered into confidentiality agreements with the Company (each of which permitted such party to privately submit an acquisition proposal to the Company) and were granted access to the electronic data room maintained by the Company.

The disclosure under the heading “The Merger—Background of the Merger” is hereby supplemented by adding the underlined disclosure to the last sentence of the last paragraph in that section on page 37 of the Proxy Statement:

On September 23, 2019, in light of the failure of Party H to obtain committed financing and the fact that Party H would still be permitted to submit a proposal to the Company’s Board of Directors following the conclusion of the negotiations and that Party H had substantially completed its due diligence on the Company thereby facilitating the making of such a proposal should Party H wish to do so, the Company determined to cease negotiations with Party H as of such date and filed a Current Report on Form 8-K disclosing the cessation of negotiations with Party H. From September 23, 2019 through the date of this filing, Party H has not communicated to the Company (i) any interest in continuing to negotiate with the Company; (ii) any willingness to acquire the Company; and/or (iii) that it has obtained committed financing sufficient to complete an acquisition of the Company.

The disclosure under the heading “Certain Unaudited Prospective Financial Information—May Projections” is hereby supplemented by replacing the table on page 44 of the Proxy Statement with the following table:

	For the Year Ending December 31,
(dollars in millions)	2019E	2020E	2021E
Net sales	$1,091	$1,121	$1,198
% Growth	(2.1%)	2.8%	6.9%
Gross margin	$545	$557	$590
% Margin	50.0%	49.7%	49.2%
Occupancy	$(143)	$(142)	$(144)

Warehouse & transportation	$(58)	$(60)	$(62)

Capitalized inventory	—	—	—

Adjusted gross profits(1)	$344	$355	$384
% Margin	31.5%	31.7%	32.0%
Adjusted SG&A(2)	(328)	(329)	(344)
% Net sales	30.1%	29.3%	28.7%
Adjusted EBIT(3)	$16	$26	$40
% Margin	1.4%	2.4%	3.3%
Depreciation & amortization	41	39	37
Adjusted EBITDA(4)	$56	$65	$77
% Margin	5.2%	5.8%	6.4%
Selected Cash Flow Items
Capital expenditures	$31	$27	$30
Change in NWC	8	(1)	(3)
Tax rate	28.0%	28.0%	28.0%
Unlevered free cash flow(5)	$28	$30	$33

Certain amounts in the above table may reflect rounding adjustments.

(1)	Adjusted gross profits is defined as gross margin, less occupancy costs, less warehouse & transportation costs, less capitalized inventory costs.
(2)	Adjusted SG&A is defined as advertising, store payroll and operating expenses, and corporate expenses excluding one-time lease termination fees and management realignment expenses.
(3)	Adjusted EBIT is defined as adjusted gross profits, less adjusted SG&A.
(4)	Adjusted EBITDA is defined as adjusted EBIT, plus depreciation & amortization.
(5)	Unlevered free cash flow is defined as tax effected adjusted EBIT, plus depreciation & amortization, less capital expenditures, plus change in net-working capital (“NWC”).

The disclosure under the heading “Certain Unaudited Prospective Financial Information—July Projections” is hereby supplemented by replacing the table on page 45 of the Proxy Statement with the following table:

	For the Year Ending December 31,
(dollars in millions)	2019E	2020E	2021E	2022E	2023E
Net sales	$1,070	$1,034	$1,018	$1,017	$1,016
% Growth	(4.0%)	(3.4%)	(1.5%)	(0.1%)	(0.1%)
Gross margin	$546	$520	$505	$497	$489
% Margin	51.0%	50.3%	49.6%	48.9%	48.1%
Occupancy	$(143)	$(137)	$(134)	$(131)	$(128)

Warehouse & transportation	$(55)	$(54)	$(53)	$(53)	$(53)

Capitalized inventory	—	—	—	—	—
Adjusted gross profits(1)	$348	$330	$318	$313	$308
% Margin	32.5%	31.9%	31.2%	30.8%	30.3%
Adjusted SG&A(2)	(330)	(318)	(309)	(304)	(299)
% Net sales	30.8%	30.8%	30.4%	29.9%	29.4%
Adjusted EBIT(3)	$17	$12	$9	$10	$10
% Margin	1.6%	1.2%	0.9%	1.0%	1.0%
Depreciation & amortization	41	38	37	34	32
Adjusted EBITDA(4)	$58	$50	$46	$44	$42
% Margin	5.4%	4.8%	4.5%	4.3%	4.1%
Selected Cash Flow Items
Capital expenditures	$31	$24	$24	$24	$24
Change in NWC	1	1	(1)	(3)	(4)
Tax rate	27.0%	28.0%	28.0%	28.0%	28.0%
Unlevered free cash flow(5)	$7 (6)	$25	$18	$14	$12

Certain amounts in the above table may reflect rounding adjustments.

(1)	Adjusted gross profits is defined as gross margin, less occupancy costs, less warehouse & transportation costs, less capitalized inventory costs.
(2)	Adjusted SG&A is defined as advertising, store payroll and operating expenses, and corporate expenses excluding one-time lease termination fees and management realignment expenses.
(3)	Adjusted EBIT is defined as adjusted gross profits, less adjusted SG&A.
(4)	Adjusted EBITDA is defined as adjusted EBIT, plus depreciation & amortization.
(5)	Unlevered free cash flow is defined as tax effected adjusted EBIT, plus depreciation & amortization, less capital expenditures, plus change in NWC.
(6)	Unlevered free cash flow was only estimated for the third and fourth quarters of 2019.

The disclosure under the heading “Summary of Material Vitamin Shoppe Financial Analyses—Selected Publicly Traded Companies Analysis” is hereby supplemented by adding the underlined disclosure and deleting the language that is struck through in the first three paragraphs following such heading on page 48 of the Proxy Statement:

BofA Merrill Lynch reviewed publicly available financial and stock market information for Vitamin Shoppe and ~~the following~~ 12 publicly traded companies in the specialty retail industry~~:~~, each of which BofA Merrill Lynch considered based on, among other things, their respective end markets, operations, growth profiles and profit margins, to be relevant to BofA Merrill Lynch’s analysis.

•	~~Sprouts Farmers Market, Inc.~~

•	~~Best Buy Co., Inc.~~

•	~~Party City Holdco Inc.~~

•	~~GNC Holdings, Inc.~~

•	~~Sally Beauty Holdings, Inc.~~

•	~~DICK’s Sporting Goods, Inc.~~

•	~~Natural Grocers by Vitamin Cottage, Inc.~~

•	~~Signet Jewelers Limited~~

•	~~The Michaels Companies, Inc.~~

•	~~Hibbett Sports, Inc.~~

•	~~Bed, Bath & Beyond Inc.~~

•	~~GameStop Corp.~~

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on August 6, 2019, plus debt, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents and marketable securities (as applicable), as a multiple of 2019 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The selected publicly traded companies and their respective multiples are as follows:

Selected Publicly Traded Companies	EV / 2019E EBITDA Multiple
Sprouts Farmers Market, Inc.	8.2x
Best Buy Co., Inc.	6.5x
Party City Holdco Inc.	6.4x
GNC Holdings, Inc.	6.0x
Sally Beauty Holdings, Inc.	5.7x
Dick’s Sporting Goods, Inc.	5.0x
Natural Grocers by Vitamin Cottage, Inc.	6.3x
Signet Jewelers Limited	4.4x
The Michaels Companies, Inc.	4.6x
Hibbett Sports, Inc.	4.2x
Bed, Bath & Beyond Inc.	3.5x
GameStop Corp.	0.8x

The overall low to high calendar year 2019 EBITDA multiples observed for the selected publicly traded companies were 0.8x to 8.2x (with an average of 5.1x and a median of 5.4x). BofA Merrill Lynch then applied calendar year 2019 EBITDA multiples of 2.5x to 4.0x, derived from the selected publicly traded companies, to Vitamin Shoppe’s calendar year 2019 estimated adjusted EBITDA of $58 million to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of Vitamin Shoppe were based on the July Projections. This analysis indicated the following approximate implied per share equity value reference ranges for Vitamin Shoppe (rounded to the nearest $0.05), as compared to the Merger Consideration:

The disclosure under the heading “Summary of Material Vitamin Shoppe Financial Analyses—Selected Precedent Transactions Analysis” is hereby supplemented by adding the underlined disclosure and deleting the language that is struck through in and after the first two paragraphs following such heading on page 48 of the Proxy Statement:

BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to ~~the following~~ 17 selected transactions involving companies in “turnaround” transactions, which involved targets in financial distress at the time of the transaction (as determined by BofA Merrill Lynch based on its judgment and experience)~~:~~ . BofA Merrill Lynch also reviewed, to the extent publicly available, financial information relating to 14 selected transactions involving companies in the specialty retail sector, each of which BofA Merrill Lynch considered based on, among other things, the respective target’s end markets, operations, growth profiles and profit margins, to be relevant to BofA Merrill Lynch’s analysis.

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company, computed as the aggregate consideration payable in the selected transaction, plus debt, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents and marketable securities (as applicable) of the target company, as a multiple of the target company’s estimated LTM EBITDA. The selected “turnaround” transactions and their respective multiples are as follows:

Acquiror	Target	Target EV / LTM EBITDA Multiple
Berkshire Hathaway Inc.	Fruit of the Loom, Inc.	3.8x
V.F. Corporation	Nautica Enterprises, Inc.	6.4x
Apax Partners	Tommy Hilfiger Corporation	6.0x
Fruit of the Loom, Inc.	V.F. Corporation (intimate apparel business)	5.4x
Golden Gate Capital	Express Brand	9.0x
The Dress Barn, Inc.	Tween Brands, Inc.	5.4x
Golden Gate Capital	Eddie Bauer Holdings Inc.	6.1x
Advent International Corp.	Charlotte Russe Inc.	5.6x
Bi-Lo LLC	Winn-Dixie Stores, Inc.	3.3x
Gildan Activewear Inc.	Anvil Holdings, Inc.	5.2x
Leonard Green & Partners L.P.	Lucky Brand Jeans	7.0x
Oaktree Capital Manager	Billabong International Limited	6.8x
Capmark Financial Group Inc.	Orchard Brands Corp.	5.8x
Boardriders, Inc.	Billabong International Limited	7.4x
JD Sports Fashion Plc	The Finish Line, Inc.	5.2x
Ames Watson, LLC	The Lids Sports Group	3.4x
Elliot Associates, L.P.	Barnes & Noble, Inc.	4.3x

~~BofA Merrill Lynch also reviewed, to the extent publicly available, financial information relating to the following 14 selected transactions involving companies in the specialty retail sector:~~

The selected specialty retail transactions and their respective multiples are as follows:

Acquiror	Target	Target EV / LTM EBITDA Multiple
Leonard Green & Partners, L.P.	Jo-Ann Stores, Inc.	7.4x
Leonard Green & Partners, L.P. and CVC Capital Partners	BJ’s Wholesale Club, Inc.	7.0x
Thomas H. Lee Partners, L.P.	Party City Holdings, Inc.	9.8x
Ares Management, L.P.	Smart & Final Stores, Inc.	7.0x
Office Depot, Inc.	OfficeMax Incorporated	4.5x
Jarden Corporation	Yankee Candle Investments LLC	8.8x
Signet Jewelers Limited	Zale Corporation	18.4x
Dollar Tree, Inc.	Family Dollar Stores, Inc.	11.3x
BC Partners Inc.	PetSmart, Inc.	9.1x
CVC Capital Partners	Petco Animal Supplies, Inc.	9.4x
Apollo Global Management, LLC	The Fresh Market, Inc.	7.4x
Amazon.com, Inc.	Whole Foods Market, Inc.	10.6x
Sycamore Partners	Staples, Inc.	4.9x
Apollo Global Management, LLC	Smart & Final Stores, Inc.	5.9x

~~BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company, computed as the aggregate consideration payable in the selected transaction, plus debt, preferred equity and non-controlling interest (as applicable), and less cash and cash equivalents and marketable securities (as applicable) of the target company, as a multiple of the target company’s estimated LTM EBITDA~~. The overall low to high estimated LTM EBITDA multiples for the selected turnaround transactions and specialty retail transactions were 3.3x to 9.0x (with an average of 5.1x and a median of 4.7x for those transactions since 2016) and 4.5x to 18.4x (with an average of 7.2x and a median of 6.7x for those transactions since 2016), respectively. BofA Merrill Lynch then applied estimated LTM EBITDA multiples of 3.5x to 5.5x, derived from the selected transactions, to Vitamin Shoppe’s LTM estimated adjusted EBITDA (as of June 29, 2019) of $55 million to determine implied per share equity values. Estimated financial data of the selected transactions were based on publicly available information. Estimated financial data of Vitamin Shoppe were based on the July Projections. This analysis indicated the following approximate implied per share equity value reference ranges for Vitamin Shoppe (rounded to the nearest $0.05), as compared to the Merger Consideration:

The disclosure under the heading “Summary of Material Vitamin Shoppe Financial Analyses—Discounted Cash Flow Analysis” is hereby supplemented by adding the underlined disclosure and deleting the language that is struck through in the first paragraph following such heading on page 50 of the Proxy Statement:

BofA Merrill Lynch performed a discounted cash flow analysis of Vitamin Shoppe to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Vitamin Shoppe was forecasted to generate during Vitamin Shoppe’s third and fourth quarters of fiscal year 2019 through fiscal year 2023 based on the July Projections. BofA Merrill Lynch calculated terminal values for Vitamin Shoppe by applying exit adjusted EBITDA multiples of 2.5x to 4.0x to Vitamin Shoppe’s fiscal year 2023 estimated adjusted EBITDA, which range was selected based on BofA Merrill Lynch’s professional judgment and experience and after taking into consideration, among other things, the observed data for Vitamin Shoppe and the selected publicly traded companies, the historical trading multiples of Vitamin Shoppe and the selected publicly traded companies, and certain differences in the respective financial profiles of Vitamin Shoppe and the selected publicly traded companies as described under “—Selected Publicly Traded Companies Analysis”, which implied perpetuity growth rates of (3.6%) to 2.4%. The cash flows and terminal values were then discounted to present value as of June 30, 2019, assuming a mid-year convention for cash flows, using discount rates ranging from 8.50% to 10.50%, which were based on an estimate of Vitamin Shoppe’s weighted average cost of capital obtained using the capital asset pricing model for the estimated cost of equity (which takes into account the risk free rate, the levered beta and the applicable equity market risk premium) and the estimated cost of debt. From the resulting range of implied enterprise values, BofA Merrill Lynch deducted net debt of $46 million as of June 29, 2019 to derive a range of implied equity values. This analysis indicated the following approximate implied per share equity value reference ranges for Vitamin Shoppe (rounded to the nearest $0.05) as compared to the Merger Consideration:

The disclosure under the heading “Other Factors” is hereby supplemented by adding the underlined disclosure and deleting the language that is struck through in the first paragraph following such heading on page 50 of the Proxy Statement:

BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•	historical trading prices of the common stock during the 52-week period ended August 6, 2019, which ranged from $3.32 to $13.95; and

•

publicly available research analysts’ perspectives on Vitamin Shoppe, which ~~generally~~ indicated one-year price targets for the common stock ~~ranging from~~ of $4.00 (Jefferies) and $8.00 (Gabelli & Company).

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the SEC a proxy statement on Schedule 14A and other relevant documents. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders can obtain a copy of the Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.vitaminshoppe.com.

Certain Information Regarding Participants

The Company and its directors and certain executive officers and employees may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on February 26, 2018 and proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on April 25, 2019. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant documents to be filed by the Company with the SEC in respect of the proposed transaction when they become available.

Notice Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction with Franchise Group. These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to obtain the requisite stockholder approval of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the proposed transaction; legal proceedings related to the proposed transaction; uncertainties as to Franchise Group’s ability to obtain financing in order to consummate the proposed transaction; and costs, charges or expenses resulting from the proposed transaction. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement. Additional factors that could cause actual results to differ materially from forward-looking statements include the strength of the economy; changes in the overall level of consumer spending; the performance of the Company’s products within the prevailing retail environment; implementation of our strategy; compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company’s products; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of manufacturing, warehouse or distribution facilities or information systems; regulatory environment and other specific factors discussed herein and in other SEC filings by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments.